TELTRONICS, INC.

                           AMENDED AND RESTATED
                           EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED AGREEMENT ("Agreement") made as of May 1, 1999 by and between TELTRONICS, INC. a Florida corporation (the "Company") having its principal place of business at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, and Norman R. Dobiesz (the "Employee") currently residing at 739 Galleon Drive, Tierra Verde, Florida 33715.

                          BACKGROUND INFORMATION

     The Company wishes to secure the continued employment services of the Employee for a definite period of time and upon the particular terms and conditions hereinafter set forth. Employee and the Company previously entered an Employment Agreement as of January 1, 1995 which Employee and the Company now intend to amend and restate by execution of this Agreement. The Employee is willing to continue to be so employed. Accordingly, Employee and the Company agree as follows:

                           OPERATIVE PROVISIONS

     1.     Employment and Term.

     The Company hereby employs Employee and the latter hereby accepts employment by the Company for the period commencing May 1, 1999 and expiring December 31, 2005, which employment shall be automatically extended for a successive five year period at the option of the Employee exercisable by written notice to the Company at least ninety days prior to December 31, 2005, unless it is terminated during the pendency of any such period, whether initial or extended, by the occurrence of one of the events described in paragraph 7 of this Agreement.

     2.     Duties.

     During the term of this Agreement, whether initial or extended, the Employee shall render to the Company services as Senior Vice President Business Development, and shall perform such duties as may be designated by and subject to the supervision of the Company's Board of Directors, and shall serve in such additional capacities appropriate to his responsibilities and skills as shall be designated by the Company, through action of its Board of Directors. During such period, the Employee shall devote such attention, time and energies to the business and affairs of the Company (subject to the terms of paragraph 4 below) as Employee shall deem necessary and appropriate, and will use his best efforts to promote the interests and reputation of the Company; provided that he may pursue such non-competitive activities as do not materially interfere with the performance of his obligations hereunder. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall be construed to preclude Employee, either individually or through any associated or affiliated entity, from negotiating arrangements with the Company under which the Company will pay Employee or any such affiliated or associated entity, amounts in addition to the compensation payable to Employee under this Agreement, for rendering advice and/or services respecting matters other than acquisitions and mergers, including without limitation financings, investments, placement agencies, underwriting agreements and securities offerings. During the term of this Agreement, without his written consent, the Company shall not require Employee to perform services at any location other than headquarters of the Company located in Sarasota, Florida.

     3.     Compensation.

     For the services to be rendered by the Employee under this Agreement the Company shall pay him, while he is rendering such services and performing his duties hereunder, and the Employee shall accept as full payment for such service, a base compensation of $325,000 per year (inclusive of any amounts subject to employment related withholding requirements), payable in arrears in equal installments on the last business day of each month occurring during the period of employment or otherwise as the parties may agree. Such base compensation shall be increased on the first day of January of each year commencing January 1, 2000 by twenty-five thousand dollars ($25,000), and may from time to time be supplemented by discretionary bonuses or other benefits payable from time to time, all as determined by action of the Company's Board of Directors. The Company shall have the right to pay the increases in base compensation and any discretionary bonus in the form of securities of the Company or any of its subsidiaries with the written approval of the Employee.

     In addition to the compensation described in this paragraph, Employee shall be eligible to participate in any stock option plan that may be adopted by the Company from time to time.

     4.     Vacation; Fringe Benefits; Reimbursement of Expenses.

     The Employee shall be entitled to five (5) weeks of fully paid vacation annually during the initial and each extended term of this Agreement. He shall not be entitled to receive monetary or other valuable consideration for vacation time to which he is entitled but does not take. The timing of vacation periods shall be within the discretion of the Company, reasonably exercised so as not to unnecessarily inconvenience the Employee.

     During this period of employment hereunder, the Employee shall further be entitled to (a) such leave by reason of physical or mental disability or incapacity and to such participation in medical and life insurance, pension benefits, disability and other fringe benefit plans as the Company may generally available to all of its executive employees from time to time; subject, however, as to such plans, to such budgetary constraints or other limitations as may be imposed by the Board of Directors of the Company from time to time; (b) reimbursed for all normal and reasonable expenses necessarily incurred by him in the performance of his obligations hereunder, subject to such reasonable substantiation requirements as may be imposed by the Company; (c) a luxury automobile suitable for Employee as an executive officer of the Company all costs of which including specifically but not exclusively acquisition, maintenance, insurance and operation shall be paid by the Company; and (d) an Administrative Assistant acceptable to Employee at the cost of the Company.

     5.     Proprietary Interests.

     During and after the expiration of his term of employment with the Company, the Employee shall not communicate or divulge to, or use for the benefit of, any individual, association, partnership, limited partnership, trust, corporation or other entity except the Company, any proprietary information of the Company received by the Employee by virtue of such employment, without being in receipt of the Board of Directors of the Company's written consent to do so.

     6.     Remedies for Breach of Employee's Obligations.

     The parties agree that the services of the Employee are of a personal, specific, unique and extraordinary character and cannot be readily replaced by the Company. They further agree that in the course of performing his services, the Employee will have access to various types of proprietary information of the Company, which, if released to others or used by the Employee other than for the benefit of the Company, in either case without the Company's consent, could cause the Company to suffer irreparable injury. Therefore, the obligations of the Employee established under paragraph 5 hereof shall be enforceable both at law and in equity, by injunction, specific performance, damages or other remedy; and the right of the Company to obtain any such remedy shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof.

     7.     Modification and Termination.

            a. Modification. This Agreement may be amended or modified only with the mutual written consent of the parties, and in its present form comprises the entire agreement between the parties.

            b. Termination - General. This Agreement is subject to termination prior to the expiration of its initial or any extended term:
(i) if by the Employee, upon delivery to the Company of written notice of such intention; and (ii) if by the Company, upon the occurrence of any one of the following events, (a) the complete discontinuance of the Company's activities, (b) the death of the Employee, (c) the physical or mental disability of Employee which, in the judgment, reasonably exercised, by the Board of Directors, renders him unable to perform his normal duties on behalf of the Company for a continuous period of nine (9) months (measured from the first day of the month immediately following the occurrence of such disability), or (d) a unanimous determination by the Board of Directors (excluding Employee) that there is cause (as described in subparagraph (d) below) to terminate Employee's employment.

            c. By Death or Disability. In the event of the Employee's death, his base compensation otherwise due for the succeeding six full calendar months following his death shall be paid to his Beneficiary. In the event of his disability, for the period ending on the last business day of the ninth calendar month following the occurrence of such disability, the Employee shall be paid his base compensation (reduced by any amount received by the Employee under the terms of any disability insurance policy maintained by the Company at its sole expense); and thereafter, until he either returns to full-time service or is terminated, he shall be treated as being on an authorized but unpaid leave of absence.

            d. For Cause. In the event of a unanimous decision by the Board of Directors (excluding Employee), reasonably exercised, to terminate Employee's employment due to (i) violation by Employee of paragraph 5 of this Agreement; (ii) his violation of any provision of the Company's by-laws or of its other stated policies, standards or regulations approved in writing by Employee; or (iii) his conviction by a court of competent jurisdiction of any act involving moral turpitude related to his employment by the Company; then, upon termination, he shall be entitled to receive severance pay in an amount equal to one (1) year of his annual base compensation. As a condition precedent to the Company's right to terminate this Agreement on the basis of clause (ii), it must be able to demonstrate that the Employee has been furnished with a copy of and approved in writing the by-law provision, or of the policy, standard or regulation, which he is being accused of having violated, at a time prior to the alleged commission of the violation.

            e. Payment of Termination Compensation; Continued Effectiveness of Certain Obligations. Any compensation due the Employee as a result of the termination of his employment status under this Agreement shall be paid in the same manner as if the Employee was still employed by the Company without regard to, set-off or reduction by reason of Employee's compensation for services or otherwise from any other source or party. No termination or expiration of this Agreement whether consummated by action of either party or by operation of the terms hereof, shall relieve the Employee from his continued performance of the obligations established under paragraph 5 hereof. Anything in this Agreement to the contrary notwithstanding, compensation under paragraph 3 of this Agreement shall continue in full so long as Employee is a guarantor of the Company's borrowings from C.I.T. Financial or any successor and/or is a guarantor of the Company's obligations under a lease of its plant and headquarters with ARE Sarasota Limited Partnership.

            f. Life and Disability Coverage. If termination of this Agreement is due to any reason other than death, the Employee shall have the right to purchase any policy of insurance on his life or insuring against his disability which is owned by the Company, the exercise of which right shall be made by written notice furnished to the Company within 30 days subsequent to the date of termination. The purchase price of each policy of life insurance shall be the sum of its interpolated terminal reserve value (computed as of the closing date) and the proportional part of the gross premium last paid before the closing date which covers any period extending beyond that date; or if the policy to be purchased shall not have been in force for a period sufficient to generate an interpolated terminal reserve value, the price shall be an amount equal to all net premiums paid as of the closing date. The purchase price of each disability income policy shall be the sum of its cash value and the proportional part of the gross premium last paid before the closing date which covers any period extending beyond that date. The purchase of any insurance policy by the Employee shall be closed as promptly as may be practicable after the giving of notice, in no event to exceed thirty (30) days thereafter.

     8. Indebtedness of Employee. If, during the course of his employment, Employee become indebted to the Company for any reason, the Company shall, if it so elects, have the right to set-off and to collect any sums due it from the Employee out of any amounts which it may owe to the Employee for unpaid compensation. In the event that this Agreement terminates for any reason, all sums owed by the Employee to the Company shall become immediately due and payable.

     9.     General Provisions.

            a. Nonassignability: Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee, his Beneficiary of his legal representatives except as otherwise expressly provided herein.

            b. Enforceability: If any term or condition of this Agreement shall be adjudged invalid or unenforceable to any extent or in any application by a court of competent jurisdiction, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected thereby and each and every term and condition of this agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

            c. Notice: All notices or other communications required or permitted to be furnished pursuant to this Agreement shall be in writing and shall be deemed properly furnished if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram to the recipient party at the address appearing in the preamble to this Agreement or to such other address as any such party may have designated by like notice forwarded to the other party hereto. Change of address notices shall be deemed given when received. All other notices shall be deemed given when mailed, telegraphed or hand delivered.

            d. Jurisdiction; Application of Florida Law; Venue: The parties agree that, irrespective of any wording that might be construed to be in conflict with this paragraph, this Agreement is one for performance in Florida. The parties to this Agreement agree that they waive any objection, constitutional, statutory or otherwise, to a Florida court's exercising jurisdiction of any dispute between them. By entering into this Agreement, the parties, and each of them understand that they might be called upon to answer a claim asserted in a Florida court. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida. Venue shall be deemed located in Manatee County, Florida.

            e. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

            f. Binding Effect: Subject to paragraph 9(a) of this Agreement, each of the provisions and agreements herein contained shall be binding upon and enure to the benefit of the personal representatives, devisees, heirs, successors, transferees and assigns of the respective parties hereto.

            g. Beneficiary: As used herein, the term "Beneficiary" shall mean the person or persons (who may be designated contingently or successively and who may be an entity other than an individual, including an estate or trust) designated on a written form prescribed by the Board of Directors to receive the termination of Agreement or death benefits described in paragraph 8 above. Each Beneficiary designation shall be effective only when filed with the Secretary of the Company during the Employee's lifetime. Each Beneficiary designation filed with the Secretary will cancel all designations previously so filed. If the Employee fails to properly designate a Beneficiary or if the Beneficiary predeceases the Employee or dies before complete distribution of the benefits has been made, the Company shall distribute the benefit (or balance thereof) to the surviving spouse, of the Employee or if she be then deceased to the Employee's estate.

            h. Entire Agreement: This Agreement, and the other documents referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes any prior understandings or agreements, oral or written, including specifically but not exclusively the Employment Agreement between the Employee and the Company dated as of January 1, 1995, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

            IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the day and year first above written.

                                     TELTRONICS, INC.


                                     By: /s/ Ewen Cameron
                                         Ewen Cameron, President

                                     EMPLOYEE:

                                     /s/ Norman R. Dobiesz
                                     Norman R. Dobiesz


STATE OF FLORIDA     )
COUNTY OF MANATEE    )SS.:

     The foregoing instrument was acknowledged before me this 3rd day of May, 1999, by Ewen Cameron, President of Teltronics, Inc., a Delaware corporation, known to me personally to be such, on behalf of the corporation.
     GIVEN under my hand and seal of office the day and year aforesaid.

                                     /s/ Susan D. Maslanka
                                     Notary Public

STATE OF FLORIDA    )
COUNTY OF MANATEE   )SS.:

     The foregoing instrument was acknowledged before me this third day of May, 1999 by Norman R. Dobiesz.
     GIVEN under my hand and seal of office the day and year aforesaid.

                                     /s/ Susan D. Maslanka
                                     Notary Public